EXHIBIT 4.10

                              CERTIFICATE OF TRUST

                                       OF

                             COVANTA CAPITAL TRUST I


     This Certificate of Trust of Covanta Capital Trust I (the "Trust"), is being duly executed and filed by the undersigned trustee to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is Covanta Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811 of the Act.

                                       WILMINGTON TRUST COMPANY, not in its
                                       individual capacity but solely as Trustee



                                       By: /s/  W. Thomas Morris, II
                                          ______________________________________
                                          Name:   W. Thomas Morris, II
                                          Title:  Administrative Account Manager